Exhibit 13.1

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934.

In connection with the Annual Report on Form 20-F of B.O.S. Better Online Solutions Ltd., a company organized under the laws of the State of Israel (the “Company”), for the period ending December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that:

1.	The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Moshe Zeltzer	/s/ Eyal Cohen
Moshe Zeltzer	Eyal Cohen

Chief Financial Officer	Chief Executive Officer

Date: March 31, 2025